UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2007

GOFISH CORPORATION
(f/k/a Unibio Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
*  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 12, 2007, GoFish Corporation (“GoFish”), BM Acquisition Corp. Inc. (the “Merger Subsidiary”), Bolt, Inc. (a/k/a Bolt Media Inc.) (“Bolt”) and John Davis entered into a Sixth Amendment (the “Sixth Amendment”) to the Agreement and Plan of Merger, dated as of February 11, 2007, as amended (the “Merger Agreement”). As previously disclosed, under the Merger Agreement, on the closing date of the merger, Bolt is to merge with and into the Merger Subsidiary, with the Merger Subsidiary (to be renamed “Bolt, Inc.”) remaining as the surviving corporation and thereby becoming a wholly-owned subsidiary of GoFish. Pursuant to the terms of the Sixth Amendment, the parties agreed to amend the Merger Agreement to change the Termination Date under the Merger Agreement from July 13, 2007 to July 20, 2007. All other provisions of the Merger Agreement remain unchanged by the Sixth Amendment.

The foregoing summary of the terms of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Sixth Amendment to Merger Agreement, dated as of July 12, 2007, by and among GoFish Corporation, BM Acquisition Corp. Inc., Bolt, Inc. (a/k/a Bolt Media, Inc.) and John Davis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION

Date: July 13, 2007	By:	/s/ Tabreez Verjee
Name: Tabreez Verjee Title: President

Exhibit Index

Exhibit	Description
10.1	Sixth Amendment to Merger Agreement, dated as of July 12, 2007, by and among GoFish Corporation, BM Acquisition Corp. Inc., Bolt, Inc. (a/k/a Bolt Media, Inc.) and John Davis.